UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Calumet Specialty Products Partners, L.P.’s (the “Partnership”) wholly-owned subsidiary, Calumet Lubricants Co., Limited Partnership (“Calumet”), entered into an ISDA Master Agreement (the “Agreement”), dated as of March 17, 2006, with J. Aron & Company (“J. Aron”) for the purpose of hedging its exposure to crack spreads, which represent the difference between the price Calumet pays for its crude oil feedstocks and the prices its realizes for its refined fuel products. The Agreement is currently effective and has a term that runs until December 31, 2012, subject to earlier termination upon the occurrence of certain specified events and subject to further annual extensions if agreed by the parties. Subject to the other terms of the Agreement, Calumet may (i) for the current calendar month and the subsequent 23 calendar months during the term of the Agreement, enter into up to 20,000 barrels per day of cash-settled commodity transactions either directly with J. Aron, or initially with other another counterparty and novated to J. Aron through tri-party arrangements mutually agreeable to J. Aron, Calumet and the other counterparty (“Novated Contracts”), that settle based upon the spread between diesel or jet fuel and West Texas Intermediate crude oil (“WTI”) or the spread between gasoline and WTI (collectively, “Crack Spread Hedges”) and (ii) for each period thereafter during the term of the Agreement, enter into up to 15,000 barrels per day of Crack Spread Hedges either directly with J. Aron or through Novated Contracts. Calumet’s payment obligations under the Agreement are fully secured by a $50.0 million standby letter of credit issued in favor of J. Aron under Calumet’s prefunded letter of credit facility. In the event Calumet wishes to enter into Crack Spread Hedges covering the term from January 1, 2011 through December 31, 2012, or any portion thereof, Calumet will be required to post additional collateral support if the mark to market amount of outstanding Crack Spread Hedges is greater than $100.0 million. Each of Calumet’s subsidiaries is a guarantor of Calumet’s obligations under the Agreement and the Agreement is cross-defaulted with Calumet’s term loan and revolving credit facilities.
Goldman, Sachs & Co. (“Goldman”), the ultimate parent company of J. Aron, has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Calumet, the Partnership and their respective general partners and subsidiaries, for which Goldman received or will receive customary fees and expenses. In particular, Goldman was the managing underwriter for the Partnership’s initial public offering of its common units on January 31, 2006.
A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of this Agreement is qualified in its entirety by reference to such Exhibit.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
Exhibit 10.1	ISDA Master Agreement and related Schedule and Credit Support Annex, dated as of March 17, 2006, between Calumet Lubricants Co., Limited Partnership and J. Aron & Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer
and Secretary
March 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	ISDA Master Agreement and related Schedule and Credit Support Annex, dated as of March 17, 2006, between Calumet Lubricants Co., Limited Partnership and J. Aron & Company.